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                                                                   EXHIBIT 10.13

                                 PROMISSORY NOTE

$250,000.00                                                   Columbus, Ohio
                                                              May 10, 1996

                  FOR VALUE RECEIVED, the undersigned, D.P.E.C., Inc., an Ohio corporation having offices at 1679 Old Henderson Road, Columbus, Ohio 43220 (the "Borrower"), promises to pay to the order of Fran Papalios, an individual residing in Ohio and having a mailing address of 4170 Waddington Road, Columbus, Ohio 43220 (the "Payee"), at Payee's address as set forth herein, or at such other place as the holder hereof may from time to time in writing designate, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with interest, payable as stated herein.

                  Principal and interest hereunder shall be due and payable as follows:

                  (1) Interest shall accrue on the unpaid principal balance evidenced hereby, shall be calculated daily on the basis of the actual number of days elapsed, shall be computed on the basis of a 360-day year, and interest only shall be paid quarterly in arrears commencing on July 1, 1996, and continuing on the first day of each consecutive October, January, April and July thereafter, through and including July 1, 1998;

                  (2) Commencing on the date hereof and continuing through the Maturity Date (as hereinafter defined), the interest rate hereunder shall be a fixed rate of interest equal to eight percent (8.0%) per annum except as otherwise provided in item (3) below:

                  (3) After the occurrence of any Event of Default (as hereinafter defined) and until such time as there has been a cure of any such Event of Default, interest hereunder shall accrue at a fixed rate of interest equal to ten percent (10.0 %) per annum (the "Default Rate");

                  (4) Commencing on October 1, 1998, and continuing quarterly on the first day of each consecutive January, April, July and October thereafter, through and including April 1, 2001, principal and interest payments each in the aggregate amount of Twenty-Five Thousand Three Hundred Ninety-Four and 61/100 Dollars ($25,394.61) shall be due and payable; and

                  (5) The entire unpaid principal balance evidenced by this Note, together with any and all accrued but unpaid interest hereunder, shall be due and payable in full on or prior to April 1, 2001 (the "Maturity Date").

                  The indebtedness evidenced hereby may be prepaid in whole or in part without payment of any premium or penalty of any kind. All payments and prepayments received by the Payee shall be (a) applied first to the payment of all accrued but unpaid interest hereunder and then to principal due and payable hereunder, and (b) in lawful money of the United States.


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                  At the option of the Payee or any other holder or holders
hereof, the entire unpaid principal balance of this Note, together with all other sums payable in accordance with this Note, shall become due and payable immediately, upon notice or demand, upon the occurrence of any of the following events (each, an "Event of Default"): (a) the Borrower fails to pay any installment of principal or interest payable in accordance with this Note within ten (10) days after its receipt of notice from Payee that such payment has not been paid when due; (b) the Borrower fails to pay any other sum payable in accordance with this Note within thirty (30) days after its receipt of written notice from Payee that such payment has not been paid when due; (c) the Borrower becomes insolvent or a receiver or custodian, as those terms are defined under the Bankruptcy Code of 1978, as amended, Title 11, U.S.C. (the "Bankruptcy Code"), is appointed or exists for the Borrower or any of the Borrower's property; (d) the Borrower makes any assignment for the benefit of creditors or any petition initiating any case is filed by or against the Borrower under any applicable chapter of the Bankruptcy Code and any such petition is not dismissed within sixty (60) days; or (e) the Borrower breaches the terms of the Second Amended and Restated Shareholders Agreement, the Registration Rights Agreement, the Noncompetition Agreement or the Pledge and Security Agreement to which the Borrower and the Payee are parties and fails to cure such breach within the time period provided for cure therein or, in the absence of such a provision, within ten (10) days after its receipt of notice from Payee specifying the act or omission constituting the breach.

                  If an Event of Default occurs, then the whole or any part of the unpaid indebtedness evidenced hereby shall, at once or at any time thereafter, at the option of the Payee or any other holder or holders hereof, become due and payable, upon notice or demand therefor to the Borrower. A failure of the Payee or any other holder hereof to insist upon strict compliance with the terms hereof or to assert any right hereunder shall not be a waiver of any Event of Default, and shall not be deemed to constitute a modification of the terms hereof or to establish any claim or defense of the Borrower.

                  The Borrower, for itself and any and all other persons or entities now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby, agrees that the local laws of the State of Ohio shall govern all of the rights and duties hereunder and the construction and effect hereof. However, if any provision hereof is or becomes invalid or unenforceable under any law of mandatory application, it is the intent of the Borrower, the Payee and all other persons or entities primarily or secondarily liable hereunder that such provision will be deemed severed and omitted herefrom, with the remaining portions hereof to remain in full force and effect as written.

                  The obligations of the Borrower under this Note are secured by a pledge of treasury shares of the Borrower under a separate Pledge and Security Agreement.

                  This Note is subject to a Subordination Agreement and Assignment for the benefit of Huntington National Bank to which the Payee and the Borrower are parties.


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                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the day and year first above written at Columbus, Franklin County, Ohio.

                                            BORROWER:

                                            D.P.E.C., INC., an Ohio corporation



                                            By:  /s/ Carol Clark
                                               ---------------------------------
                                               Carol Clark, its President
10/19/99 - 8575064